                                                            Exhibit 14(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Waddell & Reed Advisors Funds, Inc. on Form N-14 of our
reports dated February 7, 2003 and August 9, 2002 (on Waddell & Reed
Accumulative Fund, Waddell & Reed Advisors Core Investment Fund, and
Waddell & Reed Advisors Science & Technology Fund - three of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) and November
8, 2002 (on Waddell & Reed Advisors Bond Fund - one of the portfolios comprising Waddell & Reed Advisors Funds, Inc.) appearing in the Annual and Semi-Annual Reports to Shareholders for the fiscal periods ended
December 31, 2002, June 30, 2002 and September 30, 2002, respectively, which are also incorporated by reference in the Statement of Additional
Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Other Service
Providers for the WRA Fund and the Acquired Fund" in the Combined
Prospectus and Proxy Statement, which is also part of such Registration
Statement.

/s/ Deloitte & Touche LLP

Kansas City, Missouri
March 13, 2003